UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/07/2011

GLOBAL CROSSING LTD
(Exact name of registrant as specified in its charter)

Commission File Number:  001-16201

Bermuda	980189783
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Wessex House, 45 Reid Steet
Hamilton, Bermuda
HM12
(Address of principal executive offices, including zip code)

441-296-8600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

ESTABLISHMENT OF 2011 DISCRETIONARY INCENTIVE BONUS PROGRAM

Effective March 7, 2011 the Compensation Committee and Board of Directors of Global Crossing Limited (the "Company") adopted the Global Crossing 2011 Discretionary Incentive Bonus Program, the Company's annual bonus program for 2011 (the "2011 Bonus Program"). Substantially all of the Company's non-sales employees may become eligible to participate in the 2011 Bonus Program. The program is intended to retain such employees and to motivate them to help the Company achieve its financial and business goals.

Each participant is provided a target award under the 2011 Bonus Program expressed as a percentage of his or her base salary. The applicable percentages for the executive officers named in the Summary Compensation Table of the Company's proxy statement for its 2010 Annual General Meeting of Shareholders are as follows:

                                                 Target Bonus Opportunity

John J. Legere                                       100%
Hector R. Alonso                                    55%
David R. Carey                                       65%
Daniel J. Enright                                     65%
John A. Kriztmacher                               65%

Actual awards under the 2011 Bonus Program will be based on (1) the extent to which the Company achieves specified financial objectives relating to earnings and cash flow and (2) a subjective determination of the extent to which certain non-financial objectives deemed important to the Company's long-term strategy have been achieved. The Compensation Committee may in its sole discretion adjust the payout amounts to any or all participants (subject to the terms of Mr. Legere's employment agreement) based upon such factors, objective or subjective, it deems prudent, necessary or appropriate. For example, without exclusion or limitation, the Compensation Committee may reduce, eliminate or increase any payout amount based on any events or changes in events (past, present or future), accounting practices or applicable law, general macro-economic or market factors, extraordinary gains or losses, discontinued operations, restructuring costs, sales or dispositions of assets and acquisitions, individual work performance criteria, the Company's OIBDA (defined as operating income before depreciation and amortization), free cash flow, cash flows, net income, pre-tax income, net revenue, EBITDA, operating income, diluted earnings per share, earnings per share, gross margin, return on sales, return on equity, return on investment, cost reductions or savings, operational funding requirements, appreciation in Company stock value, the Company's liquidity position, stock value and business prospects, and any other performance results and productivity measures applicable to individual participants. Notwithstanding the discretion retained by the Compensation Committee under the program, each participant assigned to one of the Company's regions or customer facing units (the "CFUs") for bonus purposes, including Mr. Alonso, will be entitled to a minimum payout of one-half of his or her target award if the applicable region or CFU is deemed to achieve a specified earnings objective. However, each participant's manager may adjust the bonus amount otherwise payable to the participant by up to thirty percent (upward or downward) based on the manager's subjective assessment of individual performance.

Bonus payouts under the 2011 Bonus Program will be made in cash; provided that the Compensation Committee retains discretion to pay any portion of the payouts using shares issuable under the 2003 Global Crossing Limited Stock Incentive Plan; and provided, further, that not less than half of the Mr. Legere's bonus will be paid in cash in accordance with his employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CROSSING LTD

Date: March 11, 2011	By:	/s/ Mitchell C. Sussis
Mitchell C. Sussis
SVP and Secretary